Exhibit 10.31

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) is entered into as of November 29, 2017, between CF Corporation, a Cayman Islands exempted company (the “Company”), and Chicago Title Insurance Company (the “Purchaser”).

Recitals

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of May 24, 2017, as amended (the “Merger Agreement”), pursuant to which an indirect, wholly owned subsidiary of the Company will merge with an into Fidelity & Guaranty Life, a Delaware corporation (“FGL”), with FGL surviving the merger as an indirect, wholly owned subsidiary of the Company (such merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”);

WHEREAS, the Company has entered into that certain Share Purchase Agreement, dated as of May 24, 2017, as amended (the “FSR Purchase Agreement”), pursuant to which FGL US Holdings Inc. will purchase from Front Street Re (Delaware) Ltd. 2,300 ordinary shares of Front Street Re (Cayman) Ltd. (“Cayman Co”), which represent all of the issued shares of Cayman Co, and 375,000 common shares of Front Street Re Ltd. (“Bermuda Co”), which represent all of the issued shares of Bermuda Co (the “FSR Purchase”);

WHEREAS, in connection with the Business Combination and the FSR Purchase, Fidelity National Financial, Inc. (“FNF”) entered into those certain equity commitment letters, dated as of May 24, 2017 (the “Equity Commitment Letter”), with the Company, pursuant to which FNF committed to purchase, or cause the purchase of, an aggregate of 13,500,000 ordinary shares of the Company, par value $0.0001 (“Ordinary Shares”), for an aggregate purchase price of $135,000,000 at the closing of the Business Combination and the FSR Purchase;

WHEREAS, pursuant to the second amended and restated investor agreement, dated as of October 6, 2017 and effective as of May 24, 2017 (the “Investor Agreement”), by and among the Company, FNF, Blackstone Tactical Opportunities Fund II L.P. and GSO Capital Partners LP, the Purchaser will receive one Ordinary Share in exchange for each $10.00 funded pursuant to the Equity Commitment Letter;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, an aggregate 7,914,000 Ordinary Shares in accordance with the Equity Commitment Letter and Investor Agreement and subject to the terms and conditions set forth herein;

WHEREAS, the Company has entered into equity purchase agreements with certain of FNF’s wholly owned subsidiaries (the “FNF Parties”), pursuant to which the Company shall issue and sell, and the FNF Parties shall purchase, on a private placement basis, an aggregate 3,586,000 Ordinary Shares (the “FNF Shares”) subject to the terms and conditions set forth therein in accordance with the Equity Commitment Letter and Investor Agreement;

WHEREAS, the Company has entered into an equity purchase agreement with Corvex Master Fund, LP (“Corvex”), pursuant to which the Company shall issue and sell, and Corvex shall purchase, on a private placement basis, an aggregate 2,000,000 Ordinary Shares (the “Corvex Shares”) subject to the terms and conditions set forth therein in accordance with the Equity Commitment Letter and Investor Agreement; and

WHEREAS, in connection with the Business Combination and the FSR Purchase, the Company has entered into an equity purchase agreement with a wholly owned subsidiary of Blackstone Tactical Opportunities Fund II L.P. (“Blackstone” and together with the Purchaser, the FNF Parties and Corvex, the “Subscribers”), for the issuance and sale of an aggregate of 22,500,000 Ordinary Shares (such Ordinary Shares together with FNF Shares, the Corvex Shares and the Shares, the “Subscription Shares”) to Blackstone at the closing of the Business Combination and the FSR Purchase.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.          Sale and Purchase.

(a)          (i) The Company shall issue and sell to Purchaser, and Purchaser shall subscribe for and purchase from the Company, 7,644,587 Ordinary Shares (the “FGL Shares”) for $10.00 per share, or an aggregate purchase price of $76,445,870 (the “FGL Purchase Price”) and (ii) the Company shall issue and sell to Purchaser, and Purchaser shall subscribe for and purchase from the Company, 269,413 Ordinary Shares (the “FSR Shares”, and together with the FGL Shares, collectively, the “Shares”) for $10.00 per share, or an aggregate purchase price of $2,694,130 (the “FSR Purchase Price”, together with the FGL Purchase Price, collectively, the “Purchase Price”) (such issuance, sale and purchase, the “Purchase”).

(b)          On or prior to November 29, 2017, Purchaser shall deliver the Purchase Price to a designated escrow account at Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Escrow Account”), to be held on behalf of Purchaser until the Closing (as defined below) in cash via wire transfer of United States dollars in immediately available funds in accordance with the wire instructions provided by the Company.

(c)          The closing of the Purchase contemplated hereby (the “Closing”) shall occur, (i) in the case of the purchase of the FGL Shares, immediately prior to the closing of the Business Combination (the “Business Combination Closing”) and (ii) in the case of the purchase of the FSR Shares, immediately prior to the FSR Purchase (the “FSR Purchase Closing”). At the Closing, (i) immediately prior to the Business Combination Closing, and conditioned upon the immediate subsequent closing of the Business Combination, the Company shall deliver to Purchaser the FGL Shares in exchange for the FGL Purchase Price held in the Escrow Account and (ii) immediately prior to the FSR Purchase Closing, and conditioned upon the immediate subsequent closing of the FSR Purchase, the Company shall deliver to Purchaser the FSR Shares in exchange for the FSR Purchase Price held in the Escrow Account.

(d)          The Company shall register Purchaser as the owner of the Shares in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) business days after) the date on which the Closing occurs (the “Closing Date”).

(e)          Each register and book entry for the Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

(f)          Legend Removal. When the Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then, at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(d) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Shares without any such legend.

(g)          Registration Rights. The Purchaser shall have registration rights with respect to the Shares as set forth on Exhibit A (the “Registration Rights”).

2.          Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)          Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)          Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)          Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

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(e)          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. If the Purchaser was formed for the specific purpose of acquiring the Shares, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)          Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares, as well as the terms of the Business Combination and the FSR Purchase, with the Company’s management.

(g)          Restricted Securities. The Purchaser understands that the offer and sale of the Shares to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale, except for the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(h)          High Degree of Risk. The Purchaser understands that its agreement to purchase the Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)          Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

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(k)          No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

(l)          Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page hereof; if the Purchaser is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of the Purchaser set forth on the signature page hereof.

(m)          Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n)          Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith, Credit Suisse Securities (USA) LLC Incorporated or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that participated in the Company’s initial public offering (the “IPO”).

(o)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.          Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)          Incorporation and Corporate Power.

(i)          The Company is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(ii)         Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (A) of which such person or a subsidiary of such person is a general partner or (B) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

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(b)          Capitalization.

(i)          As of the date hereof, the authorized share capital of the Company consists of:

(1)         400,000,000 Ordinary Shares, 69,000,000 of which are issued and outstanding, and 50,000,000 Class B ordinary shares, par value, $0.0001 per share, 15,000,000 of which are issued and outstanding. All of the issued and outstanding ordinary shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(2)         1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”), none of which are issued and outstanding.

(ii)         As of the Closing Date, the authorized share capital of the Company will consist of:

(1)         800,000,000 Ordinary Shares, 206,000,000 of which will be issued and outstanding.

(2)         100,000,000 Preferred Shares, 375,000 of which will be outstanding.

(c)          Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement and to issue the Shares has been taken or will be taken prior to the Closing. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)          Valid Issuance of Shares.

(i)          The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, stamp taxes, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Shares will be issued in compliance with all applicable federal and state securities laws.

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(ii)         No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(f)          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of its memorandum and articles of association, as in effect on the date hereof and on the Closing Date, or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)          Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(h)          Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(i)          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(j)          No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

(k)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO, the Business Combination or FSR Purchase, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.          Additional Agreements and Acknowledgements of the Purchaser.

(a)          Trust Account.

(i)          The Purchaser hereby acknowledges that it is aware that the Company has established a trust account (the “Trust Account”) for the benefit of its public shareholders. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for liquidation rights, if any, the Purchaser may have in respect of any Ordinary Shares sold in the IPO (“Public Shares”) held by it.

(ii)         The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(b)          No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

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5.          Additional Agreements of the Company.

(a)          No Public Disclosure. The Company may not identify, or permit any of its employees, agents, representatives or affiliates to identify, the Purchaser as an investor in the Company in any written or oral communications or issue any press release or other disclosure of the Purchaser’s name or any derivative of any such name (whether in connection with the Company or otherwise), in each case except (i) as authorized in writing by the Purchaser in each such instance or (ii) as required by law, legal process or regulatory request; provided, that the Company shall, to the extent reasonably practicable, notify the Purchaser of such requirement so that the Purchaser (or its affiliate) may seek a protective order or other appropriate remedy protecting such information prior to such disclosure. The foregoing shall not prevent the disclosure of the Purchaser’s name and address and information concerning the number of Company equity securities held by the Purchaser (and no other information concerning the Purchaser or any of its affiliates) (i) in the Company’s filings with the SEC (or an exhibit thereto) if the Company is requested or required to make such disclosure pursuant to the comments from the Staff of the SEC or FINRA or (ii) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require the Purchaser’s information in connection with the provision of services to the Company and are advised of the confidential nature of such information and are obligated to keep such information confidential.

(b)          No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the Closing, constitute material non-public information of the Company, and following the Closing, the Company will not provide the Purchaser with any material non-public information of the Company without the prior written consent of the Purchaser.

(c)          New York Stock Exchange Listing. The Company will use commercially reasonable efforts to maintain the listing of the Ordinary Shares on the New York Stock Exchange (or another national securities exchange).

6.          Purchase Price Return Right. (i) If the Business Combination does not close on or prior to November 30, 2017, then, at the written request of Purchaser, the Company shall promptly return the FGL Purchase Price to Purchaser from the Escrow Account and Purchaser will be excused from its obligation to subscribe for and purchase the FGL Shares pursuant to Section 1(a)(i) and (ii) if the FSR Purchase does not close on or prior to November 30, 2017, then, at the written request of Purchaser, the Company shall promptly return the FSR Purchase Price to Purchaser from the Escrow Account and Purchaser will be excused from its obligation to subscribe for and purchase the FSR Shares pursuant to Section 1(a)(ii).

7.          Termination.

(a)          This Agreement shall terminate upon the earlier to occur of: (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) such date and time at which Purchaser has requested the return of the FGL Purchase Price and/or the FSR Purchase Price from the Company and received the FGL Purchase Price and/or the FSR Purchase Price (as applicable) from the Escrow Account pursuant to Section 6; or (iii) upon the mutual written agreement of the Company and the Purchaser.

(b)          In the event of any termination of this Agreement pursuant to Section 7(a), the Purchase Price (and interest thereon, if any), if previously paid and not previously returned, and all Purchaser’s funds paid in connection herewith and not previously returned shall be promptly returned to Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

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8.          General Provisions.

(a)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: 1701 Village Center Circle, Las Vegas, Nevada 89134, Attn: Douglas B. Newton, Chief Financial Officer, email: newton@cc.capital with a copy to the Company’s counsel at: Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, Attn: Joel L. Rubinstein, Esq., email: jrubinstein@winston.com, fax: (212) 294-4700.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)          No Finder’s Fees. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)          Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(d)          Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)          Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)          Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

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(g)          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)          Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)          Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j)          Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)          Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)          Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)          Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Shares and the securities issuable upon the conversion or exercise of the Shares.

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(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)           Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

Chicago Title Insurance Company

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and
Corporate Secretary

COMPANY: CF CORPORATION

By:	/s/ Douglas B. Newton
Name: Douglas B. Newton
Title: Chief Financial Officer

Purchaser Notice Information

Name	Address	Telephone	Email	Facsimile

[Signature Page to Equity Purchase Agreement]

Exhibit A

Registration Rights

1.          Within thirty (30) days after the Closing, the Company shall use reasonable best efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Resale Shelf”) of (x) the Subscription Shares and (y) any other equity security of the Company issued or issuable with respect to the securities referred to in clause (x) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii) to cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days thereafter, and (iii) to maintain the effectiveness of such Resale Shelf with respect to the Purchaser’s Registrable Securities until the earliest of (A) the date on which the Purchaser ceases to hold Registrable Securities covered by such Resale Shelf, (B) the date all of the Purchaser’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

2.          In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff”) of the SEC from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that the Purchaser be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 of this Exhibit A shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

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3.          If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an underwritten offering of ordinary shares, or engage in an Underwritten Takedown off an existing registration statement (a “Company Offering”), then the Company will provide Subscribers (including the Purchaser) who have purchased at least 2,000,000 Subscription Shares (collectively, the “Piggyback Holders”) with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement a minimum of 1,000,000 “Registrable Securities” (as defined under each Piggyback Holder’s equity purchase agreement) of each Piggyback Holder (collectively “Piggyback Securities”). Within five (5) Business Days (or, in the case of an Offer Notice delivered to the Purchaser or other Subscribers in connection with an Underwritten Takedown, within three (3) Business Days) after receiving the Offer Notice, the Piggyback Holders may make a written request to the Company to include some or all of the Piggyback Holders’ Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the Piggyback Holders based on the pro rata percentage of Piggyback Securities held by the Piggyback Holders and requested to be included in the Underwritten Offering. Notwithstanding anything to the contrary in this paragraph 3, the Company hereby agrees that it will not provide an Offer Notice to any other Subscriber unless such other Subscriber agrees in writing to treat the contents of such Offer Notice as material non-public information.

4.          Within five (5) Business Days after receiving notice from CFS Holdings (Cayman), L.P. (“CFS”) of its request to effect an underwritten public offering pursuant to the forward purchase agreement, dated as of April 18, 2016, by and among the Company, CFS and CF Capital Growth, LLC (an “Underwritten Takedown”), the Company shall provide written notice thereof to the Purchaser. Within five (5) Business Days after receiving notice of the Underwritten Takedown, the Purchaser may make a written request to the Company to include some or all of the Purchaser’s Registrable Securities in the prospectus supplement relating to the Underwritten Takedown (the “Underwritten Takedown Prospectus”), and subject to the following sentence, the Company shall include such Registrable Securities and the securities requested by each other Subscriber who purchased at least 2,000,000 Subscription Shares and proposes to sell at least 1,000,000 Registrable Securities in the Underwritten Takedown (a “Requesting Holder”) to be included in the Underwritten Takedown (“Requesting Holder Securities”) in the Underwritten Takedown Prospectus. If the underwriter(s) for any Underwritten Takedown advise the Company that marketing factors require a limitation on the number of securities that may be included in the Underwritten Takedown Prospectus, the number of securities to be so included shall be allocated as follows: (i) first, to CFS; and (ii) second, to the Requesting Holders based on the pro rata percentage of Requesting Holder Securities held by the Requesting Holders and requested to be included in the Underwritten Offering. If the Purchaser is eligible and includes Registrable Securities in an Underwritten Takedown, it shall not have the ability to withdraw such Registrable Securities from such offering without the consent of CFS, it being understood that the terms of the offering may not be known at the time of notice of such Underwritten Takedown and that CFS shall have the sole discretion to approve such terms (and the Purchaser shall not have the right to make any determinations other than whether they wish to include their Registrable Securities in the prospectus supplement). In this regard, by electing to include securities on such offering, the Purchaser agrees to cooperate with the Company and CFS in furtherance of such offering, including entering into such customary agreements and take all such actions (including supplying all reasonably requested information) within 48 hours of a reasonable request by the Company, underwriters or CFS.

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5.          The determination of whether any offering of Registrable Securities pursuant to the Resale Shelf or a Underwritten Takedown Prospectus will be an underwritten offering shall be made in the sole discretion of Purchaser, after consultation with the Company, and Purchaser shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees (and the Piggyback Holders or Requesting Holders (as applicable) shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). Purchaser shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

6.          In connection with any underwritten offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchaser) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7.          The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 6, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by Purchaser who will represent all the selling shareholders.

8.          The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Purchaser a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Company and its stockholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchaser; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by the Resale Shelf, which consent shall not be unreasonably withheld; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

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9.          The Purchaser agrees that, except as required by applicable law, the Purchaser shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10.         The Company shall indemnify and hold harmless the Purchaser, its directors and officers, partners, members, managers, employees, agents, and representatives of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Purchaser.

11.         The Company’s obligation under paragraph (1) of this Exhibit A is subject to the Purchaser’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. The Purchaser shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each Purchaser and shall be limited to the net amount of proceeds received by such Purchaser from the sale of Registrable Securities pursuant to the Resale Shelf.

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12.         The Company shall cooperate with the Purchaser, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

13.         If requested by tje Purchaser, the Company shall as soon as practicable, subject to any Suspension Notice,(i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

14.         As long as the Purchaser owns Registrable Securities, the Company, at all times while it shall be reporting under the Securities Exchange Act of 1934, as amended, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and to promptly furnish the Purchaser with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the Purchaser to sell the Shares held by the Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15.         The rights, duties and obligations of the Purchaser under this Exhibit A may be assigned or delegated by the Purchaser in conjunction with and to the extent of any permitted transfer or assignment of Registrable Securities by the Purchaser to any permitted transferee or assignee.

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